Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
QUALCOMM Incorporated
(a Delaware corporation)
Effective as of July 18, 2023
ARTICLE I
OFFICES
Section 1.Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
Section 2.Other Offices. The corporation shall also have and maintain an office or principal place of business in California, at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
CORPORATE SEAL
Section 3.Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE III
STOCKHOLDERS’ MEETINGS
Section 4.Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, or by means of remote communication, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.
Section 5.Annual Meeting.
(a)The annual meeting of the stockholders of the corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be received at the corporation’s principal executive offices not earlier than the 120th day, and not later than the close of business on the 90th day prior to the anniversary of the date of the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date of the prior year’s annual meeting as first specified in the corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), notice by the stockholder to be timely must be so received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the corporation. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, the text of the proposal or business, including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the names and addresses of the beneficial owners, if any, on whose behalf such business is being proposed, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (iv) any material interest of the stockholder and any such beneficial owner of such shares in such business, (v) the following information regarding the ownership interests of such stockholder and any such beneficial owner, which shall be supplemented by such stockholder in writing delivered to the Secretary of the corporation not later than 10 days after the record date for the meeting to disclose such interests as of the record date: (A) the class or series and the number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, and (vii) any other information relating to such stockholder and beneficial owners, if any, that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the 1934 Act. Each stockholder proposing business for the annual meeting shall also promptly provide any additional information as the corporation may reasonably request (and in any event within five business days after such request). The foregoing notice requirements shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation in compliance with the applicable rules and regulations promulgated under the 1934 Act of such stockholder’s intention to present a proposal at an annual meeting and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chair of the meeting of stockholders shall declare that business was not properly brought before the meeting, and in accordance with the provisions of this paragraph (b), such business shall be disregarded notwithstanding that proxies in respect of such business may have been received by the corporation, if the Board of Directors or the chair of the meeting of stockholders, in each case, in its, his or her sole discretion, determines that the proposing stockholder has failed to comply with the requirements of this Section 5.
(c)Subject to any applicable provisions of the Certificate of Incorporation of the corporation and Section 5A of these Bylaws, only persons who are nominated in accordance with the procedures set forth in this Section 5 of these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of Directors at the meeting who complies with the procedures set forth in this Section 5. For nominations to be properly made at a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, such notice must be received at the corporation’s principal executive offices in accordance with the timeliness provisions of paragraph (b) of this

Section 5. In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of such notice by a stockholder. To be in proper form, such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder making the nomination and the beneficial owners, if any, on whose behalf the nomination is being made and their respective affiliates and associates or others acting in concert therewith (naming such persons), on the one hand, and each proposed nominee and his or her respective affiliates and associates or others acting in concert therewith (naming such persons), on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission if such stockholder making the nomination and any such beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 of Regulation S-K and the nominee were a Director or executive officer of such registrant, (E) completed and signed questionnaires with respect to each proposed nominee (a form of which will be provided promptly upon written request delivered to the Secretary of the corporation), and (F) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in any proxy statement and other proxy materials for the applicable meeting, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice: (A) the name and address, as they appear on the corporation’s books, of the stockholder making such nomination and the names and addresses of the beneficial owners, if any, on whose behalf the nomination is being made, (B) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice, (C) the following information regarding the ownership interests of such stockholder and any such beneficial owner, which shall be supplemented by such stockholder in writing delivered to the Secretary of the corporation not later than 10 days after the record date for the meeting to disclose such interests as of the record date: (1) the class or series and the number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and any such beneficial owner, (2) any Derivative Instrument directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (4) any short interest in any security of the corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (D) completed and signed questionnaires with respect to each stockholder giving notice, delivered within the time prescribed by delivery of notice in this Section 5 in the form provided by the Secretary of the corporation (which form will be provided promptly upon written request delivered to the Secretary of the corporation), (E) a representation that the stockholder giving notice and beneficial owners, if any, on whose behalf the nomination is being made will (1) solicit proxies from holders of the corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of Directors, (2) include a statement to that effect in its proxy statement and/or the form of proxy, (3) otherwise comply with Rule 14a-19 promulgated under the 1934 Act, and (4) provide the Secretary of the corporation not less than five days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary of the corporation in good faith) that such stockholder and beneficial owners complied with such representations, and (F) any other information relating to such stockholder and beneficial owners, if any, that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies for the proposal pursuant to Regulation 14A under the 1934 Act. Each stockholder giving notice and each person being nominated shall also promptly provide any additional information as the corporation may reasonably request (and in any event within five business days after such request). Any nominating stockholder or proposed nominee shall notify the corporation promptly (and, in any event, within two business days prior to the commencement of the applicable meeting of stockholders) if any information provided to the corporation pursuant to this Section 5 (including in the director and stockholder questionnaire) ceases for any reason to be accurate or complete in any material respect. Notwithstanding the foregoing, if a stockholder providing notice and beneficial owners, if any, that intend to solicit proxies in support of Director nominees other than the corporation’s nominees no longer intend to solicit proxies in accordance with their representation pursuant to subclause (ii)(E) of the sixth sentence of this paragraph (c), such stockholder and beneficial owners shall inform the corporation of this change by delivering a writing to the Secretary of the corporation no later than two business days after the occurrence of such change. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). Notwithstanding anything to the contrary herein, the Board of Directors or the chair of the meeting of stockholders shall declare a Director nomination invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if the nominating stockholder and/or the proposed nominee have failed to comply with the requirements of this Section 5, as determined by the Board of Directors or the chair of the meeting of stockholders, in each case, in its, his or her sole discretion.
(d)Any person, other than the Board of Directors or persons acting on its behalf, directly or indirectly soliciting proxies from stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

(e)In addition to the foregoing provisions of this Section 5, a stockholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 5; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit any requirements applicable to nominations or other proposals to be considered pursuant to this Section 5, and, subject to Section 5A of these Bylaws, compliance with this Section 5 shall be the exclusive means for a stockholder to make nominations or submit other proposals at an annual meeting (other than, as provided in the third to last sentence of paragraph (b) of this Section 5, matters brought properly under and in compliance with Rule 14a-8 of the 1934 Act). Nothing in this Section 5 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.
Section 5A.    Proxy Access
(a)Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 5A, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds under common management and investment control) that satisfies the requirements of this Section 5A (such stockholder or stockholder group, including each member thereof to the extent the context requires, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 5A (the “Notice of Proxy Access Nomination”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 5A. In the event that the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in these Bylaws, including the Minimum Holding Period (as defined below), shall apply to each member of such group; provided, however, that the Required Ownership Percentage (as defined below) shall apply to the ownership of the group in the aggregate. For purposes of this Section 5A, the “Required Information” that the corporation will include in its proxy statement is the information provided to the Secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the 1934 Act, and if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Supporting Statement”). Notwithstanding anything to the contrary contained in this Section 5A, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law or regulation, and the corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(b)To be timely, the Notice of Proxy Access Nomination must be addressed to the Secretary of the corporation and delivered to, or mailed to and received by, the Secretary of the corporation no earlier than 150 days and no later than 120 days before the anniversary of the date that the corporation issued its proxy statement for the previous year’s annual meeting.
(c)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting shall not exceed the greater of (i) two or (ii) 20% of the total number of Directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 5A (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of Directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 5A whom the Board of Directors decides to nominate as a nominee of the Board of Directors shall not count as one of the Stockholder Nominees. Any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 5A but whose nomination is subsequently withdrawn shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 5A has been reached for a particular annual meeting. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 5A shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 5A exceeds the maximum number of nominees provided for in this Section 5A. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 5A exceeds the maximum number of nominees provided for in this Section 5A, the highest ranking Stockholder Nominee who meets the requirements of this Section 5A from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s outstanding common stock each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 5A from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 5A, if the corporation receives notice pursuant to Section 5 of these Bylaws that a stockholder intends to nominate one or more nominees for election at such meeting, no Stockholder Nominees will be included in the corporation’s proxy materials with respect to such meeting pursuant to this Section 5A.

(d)For purposes of this Section 5A, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both:
(i)the full voting and investment rights pertaining to the shares; and
(ii)the full economic interest in (including the opportunity for profit from and risk of loss on) such shares;
provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:
(x)    sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;
(y)    borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or
(z)    subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of:
(1)    reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or
(2)    hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates.
A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the right to recall such loaned shares on five business days advance notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 5A, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the 1934 Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for the purposes of this Section 5A.
(e)In order to make a nomination pursuant to this Section 5A, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the corporation in accordance with this Section 5A and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 5A, the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is three years. Within the time period specified in this Section 5A for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the corporation:
(i)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(ii)a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the 1934 Act;
(iii)the information, representations (other than the representation pursuant to subclause (ii)(E) of the sixth sentence of Section 5(c)) and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 5 of these Bylaws;
(iv)the consent of each Stockholder Nominee to being named in any proxy statement and other proxy materials for the applicable meeting as a nominee and to serving as a Director if elected;
(v)a representation that the Eligible Stockholder:
(A)    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent,
(B)    presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting,

(C)    has not nominated and will not nominate for election any individual as a Director at the annual meeting, other than its Stockholder Nominee(s),
(D)    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a Director at the annual meeting, other than its Stockholder Nominee(s) or a nominee of the Board of Directors,
(E)    agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the meeting or applicable to the filing and use, if any, of soliciting material, and
(F)    will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(vi)an undertaking that the Eligible Stockholder agrees to:
(A)    assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation;
(B)    indemnify and hold harmless the corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 5A; and
(C)    file with the SEC any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available thereunder; and
(vii)in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(f)Within the time period specified in this Section 5A for delivering the Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the Secretary of the corporation:
(i)the information required with respect to persons whom a stockholder proposes to nominate for election or reelection as a Director by Section 5(c) of these Bylaws;
(ii)a written representation and agreement that such person:
(A)    will act as a representative of all of the stockholders of the corporation while serving as a Director;
(B)    is not and will not become a party to (I) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a Director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation (a “Voting Commitment”) or (II) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a Director of the corporation, with such Stockholder Nominee’s fiduciary duties under applicable law;
(C)    is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the corporation;
(D)    will comply with the corporation’s Code of Conduct, Corporate Governance Principles and Practices, and other policies and procedures, including corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to Directors, as well as the applicable provisions of these Bylaws; and
(E)    will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading).
The Eligible Stockholder shall also promptly provide any additional information as the corporation may reasonably request (and in any event within five business days after such request). The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s Directors.
(g)In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly (and, in any event, within two business days prior to the commencement of the applicable meeting of stockholders) notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect.
(h)The corporation shall not be required to include, pursuant to this Section 5A, a Stockholder Nominee in its proxy materials for any meeting of stockholders:
(i)for which the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Section 5 of these Bylaws;
(ii)if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a Director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;
(iii)if the Stockholder Nominee is or becomes a party to any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the corporation or a wholly owned subsidiary of the corporation, or has received or will receive any such compensation, reimbursement, indemnification or other payment from any person or entity other than the corporation or a wholly owned subsidiary of the corporation, in each case in connection with candidacy or service as a Director of the corporation (other than agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a Director);
(iv)who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s Directors;
(v)whose election as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is traded, or any applicable state or federal law, rule or regulation;
(vi)who is or has been, within the past three years, an officer or Director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(vii)who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;
(viii)who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(ix)if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading; or
(x)the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to these Bylaws, including, but not limited to, this Section 5A.
(i)Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chair of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if:
(i)the Stockholder Nominee(s) and/or the applicable Eligible Stockholder have failed to comply with the requirements of this Section 5A, as determined by the Board of Directors or the chair of the meeting of stockholders, in each case, in its, his or her sole discretion; or
(ii)the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 5A.
(j)No stockholder shall be permitted to join more than one group of stockholders to become an Eligible Stockholder for purposes of nominations pursuant to this Section 5A per each annual meeting of stockholders.
(k)The Board of Directors and any committees thereof shall have the exclusive power and authority to interpret the provisions of Sections 5 and 5A of these Bylaws and make all determinations deemed necessary or advisable in connection with Sections 5 and 5A. All such actions, interpretations and determinations that are done or made by the Board of Directors or any committee thereof shall be final, conclusive and binding on the corporation, the stockholders and all other parties.
(l)Except as required by law, this Section 5A shall be the exclusive method for stockholders to include nominees for Director in the corporation’s proxy materials.

Section 6.Special Meetings.
(a)Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chair of the Board of Directors, (ii) the Chief Executive Officer, (iii) the President, or (iv) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held on such date and at such time as the Board of Directors shall fix.
(b)If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chair of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place (or means of remote communication) of such special meeting, which shall be held not less than 35 nor more than 120 days after the date of the receipt of the request. Upon determination of the time and place (or means of remote communication) of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within 60 days after the receipt of the request, the person or persons requesting the meeting may set the time and place (or means of remote communication) of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.
Section 7.Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place (or means of remote communication), date and hour and purpose of the meeting. Notice of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
Section 8.Quorum and Voting.
(a)At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chair of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions and any broker non-votes, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that except as provided in the Certificate of Incorporation, Directors shall be elected by a plurality of the votes cast in any Contested Election. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority (plurality, in the case of the election of Directors in any Contested Election) of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. If the corporation receives proxies for disqualified or withdrawn nominees for the Board or other disregarded business, such votes for such disqualified or withdrawn nominees or other disregarded business in the proxies will be treated as abstentions. For purposes of these Bylaws, “Contested Election” shall mean the election of a Director at any meeting of stockholders for which (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for Director set forth in Section 5(c) of these Bylaws or in compliance with the proxy access requirements set forth in Section 5A of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the corporation first mails its notice of meeting for such meeting to the stockholders.
(b)In any election of Directors other than a Contested Election, if any nominee for Director receives a greater number of "withhold" votes (ignoring abstentions and broker non-votes) than votes "for" his or her election and the nominee is an incumbent Director, the Director shall promptly tender his or her resignation from the Board of Directors and all committees thereof, subject to acceptance by the Board of Directors. The Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. In making its recommendation, the Governance Committee will consider all factors it deems relevant including, without limitation, the following:
The stated reasons why stockholders withheld votes for election from such Director;
The length of service and qualifications of such Director;
The Director's contributions to the corporation; and
The availability of other qualified candidates for Director.
The Governance Committee’s evaluation shall begin promptly following certification of the voting results and shall be forwarded to the Board of Directors to permit the Board of Directors to act on it no later than 90 days following the date of the stockholders' meeting. In reviewing the Governance Committee's recommendation, the Board of Directors shall consider the factors evaluated by the Governance Committee and such additional information and factors the Board of Directors believes to be relevant. If the Board of Directors determines that resignation is in the best interests of the corporation and its stockholders, the Board of Directors shall promptly accept the resignation. The corporation shall publicly disclose the Board of Directors’ decision within four business days in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for not accepting the Director's resignation. Any Director who is the subject of the evaluation described in this section shall not participate in Governance Committee or Board of Directors considerations of the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent Directors on the Board of Directors (as most recently determined by the Board of Directors pursuant to applicable listing guidelines) who are not subject to the evaluation shall appoint a special committee of the Board of Directors amongst themselves solely for the purpose of conducting the required evaluation. The special committee will make the recommendation to the Board of Directors otherwise required of the Governance Committee.
Section 9.Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chair of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place (or solely with participation by means of remote communication), notice need not be given of the adjourned meeting if the time and place (or means of participation by remote communication) thereof are announced at the meeting at which the adjournment is taken or if not required by law. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 10.Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.
Section 11.Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.
Section 12.List of Stockholders. The Secretary shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date, either (a) on a reasonably accessible electronic network (in which case the information required to gain access to such list shall be provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the corporation.
Section 13.Action Without Meeting. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.
Section 14.Organization.
(a)At every meeting of stockholders, the Chair of the Board of Directors or an officer or Director designated by the Chair of the Board of Directors, or, if a Chair of the Board of Directors has not been appointed, is absent or has not designated another officer or Director, the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, an officer or Director designated by the Board of Directors, or, if the Board of Directors has not made any such designation, the President, or, if the President is absent, the most senior officer designated as an “executive officer” by the Board from time to time (each officer so designated an “Executive Officer”) present, or, if all Executive Officers are absent, the most senior Vice President present, or in the absence of any such officer, a chair of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chair. The Secretary or his or her designee, or, in his or her absence, an Assistant Secretary or other officer directed to do so by the Chief Executive Officer or the President, shall act as secretary of the meeting.
(b)The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chair shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE IV
DIRECTORS
Section 15.Number and Term of Office. Subject to any limitations imposed by the Certificate of Incorporation, the authorized number of Directors of the corporation shall be fixed from time to time by the Board of Directors by a resolution duly adopted by the Board of Directors. Directors need not be stockholders unless so required by the Certificate of Incorporation. At each annual meeting of stockholders, the Directors shall be elected for terms expiring at the next annual meeting of stockholders. If for any reason the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.
Section 16.Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.
Section 17.Successors. Notwithstanding the foregoing provisions of this Article, each Director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
Section 18.Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of Directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Newly created Directorships resulting from any increase in the number of Directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with this paragraph shall hold office for a term expiring at the next annual meeting of stockholders and until such Director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected (including any meeting referred to in Section 21 below) to elect the number of Directors then constituting the whole Board of Directors.
Section 19.Resignation. Any Director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified. Any failure of a Director to tender his or her resignation in accordance with Section 8(b) above shall constitute grounds for removal of such Director for cause in accordance with Section 20 below.
Section 20.Removal. Subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual Director, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the then outstanding shares of the capital stock of the corporation entitled to vote at an election of Directors; provided, however, that if the holders of any class or series of capital stock are entitled to elect one or more Directors by the Certificate of Incorporation, the removal of such Directors without cause shall be by a vote of the outstanding shares of that series or class of capital stock and not the outstanding shares of capital stock as a whole.
Section 21.Meetings.
(a)Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held (or by means of remote communication). No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of transacting such business as may lawfully come before it.
(b)Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware (or by means of remote communication) which has been designated or consented to by the Board of Directors.
(c)Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chair of the Board of Directors, the Chief Executive Officer, the President or any two of the Directors.
(d)Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(e)Notice of Meetings. Written notice of the time and place (or means of remote communication) of all special meetings of the Board of Directors shall be given at least 24 hours before the date of the meeting. Notice of any meeting may be waived in writing (including by electronic transmission) at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
(f)Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign (including by electronic transmission) a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 22.Quorum and Voting.
(a)Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time by the Board of Directors, but not less than one; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b)At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
Section 23.Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 24.Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor.
Section 25.Committees.
(a)Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, to recommend to the stockholders of the corporation a dissolution of the corporation or a revocation of a dissolution or to amend these Bylaws.
(b)Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.
(c)Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d)Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places (or by means of remote communication) as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place (or by means of remote communication) which has been determined from time to time by such committee, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place (or means of remote communication) of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place (or means of remote communication) of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
Section 26.Organization. At every meeting of the Board of Directors, the Chair of the Board of Directors or an officer or Director designated by the Chair of the Board of Directors, or, if a Chair of the Board of Directors has not been appointed, is absent or has not designated another officer or Director, the Chief Executive Officer, or if the Chief Executive Officer is absent or not a member of the Board of Directors, the President, or if the President is absent or not a member of the Board of Directors, a chair of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary or his or her designee, or in his or her absence, an Assistant Secretary or other officer directed to do so by the Chief Executive Officer or the President, shall act as secretary of the meeting.
ARTICLE V
OFFICERS
Section 27.Officers Designated.
(a)Officer Positions. The officers of the corporation shall include, if and when appointed and elected as set forth in this Section 27, the Chief Executive Officer, the President, one or more other Executive Officers, one or more Vice Presidents, the Chief Financial Officer, the Secretary, the Treasurer and the Controller. The corporation may also have a Chief Operating Officer and a Chief Technology Officer, if deemed advisable, and with such powers and duties deemed necessary or advisable, by the Board of Directors. The order of the seniority of the Executive Officers and Vice Presidents shall be determined as set forth in Section 28(d), unless otherwise determined by the Board of Directors. The officers of the corporation may also include one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as may be deemed necessary or advisable by the Board of Directors, the Chief Executive Officer or the President, all of whom shall be appointed or elected as set forth in this Section 27. The Board of Directors, the Chief Executive Officer or the President may assign such additional titles to one or more of the officers appointed or elected in accordance with this Section 27 as may be deemed appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the Senior Officers (as defined below) shall be fixed by or in the manner designated by the Board of Directors. The salaries and other compensation of the Junior Officers (as defined below) shall be fixed by or in the manner designated by the Chief Executive Officer or the President, or as otherwise directed by the Board of Directors.
(b)Appointment of Senior Officers. In its discretion, the Board of Directors shall appoint the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary and one or more other Executive Officers (the foregoing officers referred to collectively as the “Senior Officers”). The Board may also appoint a Chief Operating Officer and/or a Chief Technology Officer, each of whom will be a Senior Officer.
(c)Appointment of Junior Officers. Each of the Chief Executive Officer and the President shall have the authority to appoint, in their discretion, the Treasurer, the Controller, one or more Vice Presidents (including one or more Vice Presidents who are designated as Senior Vice Presidents or Group Presidents), Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents (in each case other than Senior Officers, who shall be designated as set forth above in accordance with Section 27(b)), with such powers and duties as deemed necessary or advisable (the foregoing officers referred to collectively as the “Junior Officers”).
Section 28.Tenure and Duties of Officers.
(a)General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer may be removed at any time by the Board of Directors, and any Junior Officer may be removed at any time by any of the Chief Executive Officer or the President, or by any other Designated Officer upon whom such authority has been conferred by the Board of Directors, the Chief Executive Officer or the President. If the office of any officer becomes vacant for any reason, the vacancy may be filled in accordance with Section 27.
(b)Duties of Chief Executive Officer. The Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. The Chief Executive Officer may preside at meetings of the stockholders and the Board of Directors as provided elsewhere in these Bylaws. The Chief Executive Officer shall exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors.
(c)Duties of President. The President may preside at meetings of the stockholders and the Board of Directors as provided elsewhere in these Bylaws. The President shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
(d)Duties of Executive Officers and Vice Presidents. The other Executive Officers, and the Vice Presidents, in the order of their seniority (which shall be the order of their nomination and appointment, provided that any Vice President designated as a Senior Vice President shall be deemed senior to any Vice President not so designated, and any officer designated as an Executive Officer shall be deemed senior to any Senior Vice President or any Vice President not so designated), may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The other Executive Officers, and the Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.
(e)Duties of Chief Technology Officer. If appointed, the Chief Technology Officer shall be responsible for overall technical direction and strategy and such duties as are commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.
(f)Duties of Chief Financial Officer. Unless otherwise designated by the Board of Directors, the Chief Executive Officer or the President, the Chief Financial Officer shall be the Treasurer of the corporation. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer, and if there be a separate office of the Treasurer, the Treasurer, shall perform such duties and have such powers, as are commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors (with respect to the Chief Financial Officer) or either the President or Chief Executive Officer (with respect to the Treasurer) shall designate from time to time. Pending action by the Board of Directors, the Chief Executive Officer or the President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Chief Executive Officer or the President shall designate from time to time.

(g)Duties of Secretary. The Secretary shall record, or cause to be recorded, all acts and proceedings of all meetings of the stockholders and of the Board of Directors in the minute book of the corporation. The Secretary shall give, or cause to be given, notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties bestowed on the Secretary in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. Pending action by the Board of Directors, the Chief Executive Officer or the President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.
Section 29.Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof. The Chief Executive Officer or the President may from time to time delegate the powers or duties of any Junior Officer to any other officer or agent, notwithstanding any provision hereof.
Section 30.Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chair of the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
Section 31.Removal. Any officer may be removed from office at any time, either with or without cause, as set forth in Section 28(a).
ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS
AND VOTING OF SECURITIES OWNED BY THE CORPORATION
Section 32.Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document (including those requiring the corporate seal), or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation (including those requiring the corporate seal), except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

In the absence of a specific determination and designation by the Board of Directors or unless otherwise required by law, any contract, corporate instrument or document (including without limitation promissory notes, deeds of trust, mortgages and other evidences of indebtedness, and whether or not requiring the corporate seal) may be executed, signed or endorsed either by (i) any Senior Officer or Junior Officer, or (ii) by any person authorized to approve such contract, corporate instrument or document in accordance with the corporation’s existing policies and procedures, as amended from time to time, and such execution, signature or endorsement shall be binding upon the corporation.
All checks and drafts drawn on banks or other depositories on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer shall authorize so to do.
Unless authorized or ratified by the Board of Directors or within the agency power of an officer (including as set forth above), no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 33.Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer, the President, any other Executive Officer, or any Vice President.
ARTICLE VII
SHARES OF STOCK
Section 34.Form and Execution of Certificates. The shares of stock of the corporation may be represented by certificates or uncertificated, as provided under the General Corporation Law of Delaware. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by or in the name of the corporation by the Chief Executive Officer, the President, any other Executive Officer, or any Vice President and by the Chief Financial Officer, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Where such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares authorized to be issued; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Section 35.Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 36.Transfers.
(a)Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and with regard to certificated shares, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.
(b)The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.
Section 37.Fixing Record Dates.
(a)In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 38.Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION
Section 39.Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chief Executive Officer, the President, any other Executive Officer, or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal may be impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer, the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX
DIVIDENDS
Section 40.Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 41.Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
FISCAL YEAR
Section 42.Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
ARTICLE XI
INDEMNIFICATION
Section 43.Indemnification of Directors, Officers, Employees and Other Agents.
(a)Directors and Designated Officers. The corporation shall indemnify its Directors, Senior Officers, Senior Vice Presidents and Group Presidents (collectively, the “Designated Officers”) to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its Directors and Designated Officers; and, provided, further, that the corporation shall not be required to indemnify any Director or Designated Officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

(b)Junior Officers, Employees and Other Agents. The corporation shall have power to indemnify its officers other than Designated Officers, employees and other agents as set forth in the Delaware General Corporation Law. The Board of Directors, the Chief Executive Officer and the President shall each have the power to determine whether indemnification shall be given to any such officers or other persons.
(c)Good Faith.
(i)For purposes of any determination under this Bylaw, a Director or Designated Officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:
(A)    one or more officers or employees of the corporation as to the matters the Director or Designated Officer believed to be reliable and competent in the matters presented;
(B)    counsel, independent accountants or other persons as to matters which the Director or Designated Officer believed to be within such person’s professional competence; and
(C)    a committee of the Board of Directors upon which such Director or Designated Officer does not serve, as to matters within such Committee’s designated authority, which committee such Director or Designated Officer believes to merit confidence;
so long as, in each case, the Director or Designated Officer acts without knowledge that would cause such reliance to be unwarranted.
(ii)The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.
(iii)The provisions of this paragraph (c) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.
(d)Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or Designated Officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.
Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
(e)Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and Designated Officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or Designated Officer. Any right to indemnification or advances granted by this Bylaw to a Director or Designated Officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
(f)Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

(g)Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(h)Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.
(i)Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
(j)Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and Designated Officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.
(k)Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
(i)The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(ii)The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(iii)The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
(iv)References to a “Director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where a person is serving as a Director, officer, manager, employee, trustee or agent of (A) a subsidiary of the corporation of which the corporation holds equity securities constituting a majority of the voting power with respect to such subsidiary, or (B) at the request of the corporation, another corporation, limited liability company, partnership, joint venture, trust or other enterprise.
(v)References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.
ARTICLE XII
NOTICES
Section 44.Notices.
(a)Notice to Stockholders. Whenever, under any provisions of these Bylaws (other than notices of a meeting of stockholders given pursuant to Section 7 of these Bylaws), notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his or her last known post office address as shown by the stock record of the corporation or its transfer agent, or by electronic transmission directed to the stockholder’s electronic mail address.
(b)Notice to Directors. Any notice required to be given to any Director may be given by the method stated in subsection (a), or by facsimile, commercial courier service, personal delivery, telephone, voice message system or electronic transmission, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director.
(c)Address Unknown. If no address of a stockholder or Director be known, notice may be sent to the office of the corporation required to be maintained pursuant to Section 2 hereof.
(d)Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

(e)Time Notices Deemed Given. All notices given by mail or commercial courier service shall be deemed to have been given as at the time of dispatch, all notices by personal delivery or telephone shall be deemed to have been given as of receipt by the designee or a person accepting notice on behalf of such Director, and all notices given by facsimile, voice message system or electronic transmission shall be deemed to have been given as of the sending time recorded at the time of transmission.
(f)Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(g)Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him or her in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.
(h)Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(i)Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve- month period, have been mailed addressed to such person at his or her address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.
ARTICLE XIII
AMENDMENTS
Section 45.Amendments. Except as otherwise set forth in paragraph (i) of Section 43 of these Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, to adopt, amend or repeal Bylaws.
ARTICLE XIV
LOANS TO OFFICERS
Section 46.Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation, except as prohibited by law. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
ARTICLE XV
MISCELLANEOUS
Section 47.Annual Report.
(a)Subject to the provisions of paragraph (b) of this Bylaw, the Board of Directors shall cause an annual report to be sent to each stockholder of the corporation not later than 120 days after the close of the corporation’s fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. When there are more than 100 stockholders of record of the corporation’s shares, as determined by Section 605 of the California Corporations Code, additional information as required by Section 1501(b) of the California Corporations Code shall also be contained in such report, provided that if the corporation has a class of securities registered under Section 12 of the 1934 Act, that Act shall take precedence. Such report shall be sent to stockholders at least 15 days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.
(b)If and so long as there are fewer than 100 holders of record of the corporation’s shares, the requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived.
ARTICLE XVI
FORUM FOR ADJUDICATION OF DISPUTES
Section 48.Forum for Adjudication of Disputes. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, including a claim alleging the aiding and abetting of any such breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws (as either may be amended from time to time), (iv) any action asserting a claim governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” (as that term is defined in Section 115 of the Delaware General Corporation Law) shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware; unless said court lacks subject matter jurisdiction, in which case, the Superior Court for the State of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.